Exhibit 99.1

Viveon Health Acquisition Corp. Announces Termination of Merger Agreement with Suneva Medical, Inc.

Norcross, GA– , Feb. 03, 2023 (GLOBE NEWSWIRE) -- Viveon Health Acquisition Corp. (NYSE American: VHAQ, VHAQW, VHAQR, VHAQU) (the “Company” or “Viveon”), a special purpose acquisition company, announced today that it has unilaterally terminated its previously announced agreement and plan of merger with Suneva Medical, Inc. As a result, Viveon will seek an alternative business combination.

Viveon Health Acquisition Corp.

Viveon Health Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Viveon Health intends to pursue prospective targets that have their primary operations located in North America in the healthcare industry.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Rom Papadopoulos

Viveon Health Acquisition Corp.

(404) 861-5393